EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-80505 of P.A.M. Transportation Services, Inc. (the "Company") on Form S-8 of our reports dated March 8, 2005, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion) and to management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004.


Little Rock, Arkansas
March 8, 2005
                                      -64-
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